EXHIBIT 99.1

Storage Technology Corporation              303 673.5020 phone
One StorageTek Drive
Louisville, CO 80028-4130








NEWS RELEASE                                                   [STORAGETEK LOGO]


Contact: Karla J. Kimrey
         Vice President, Investor Relations
         303-673-5020
         ask_stk@storagetek.com


              STORAGETEK ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

                     Earnings Per Share Increased 50 Percent

LOUISVILLE, Colo., July 23, 2002 - StorageTek(R) (Storage Technology Corp., NYSE:STK) today announced second quarter 2002 net income of $19.1 million, or $0.18 diluted earnings per share. These amounts compare to net income of $12.3 million, or $0.12 diluted earnings per share, for the second quarter of 2001. Revenue for the second quarter of 2002 was $491.9 million compared to $512.1 million for the second quarter of 2001.

Net income for the first six months of 2002 was $25.1 million, or $0.23 diluted earnings per share, compared to $9.2 million, or $0.09 diluted earnings per share, for the first six months of 2001. Revenue for the first six months of 2002 was $947.8 million compared to $981.0 million for the first six months of 2001.

"We have seen success in the first half of the year even though the business environment is quite challenging," said Patrick J. Martin, StorageTek chairman, president and chief executive officer. "This quarter we were able to maintain our market share in automated tape solutions, while business strengthened in both disk and services and we continued to drive productivity throughout the company."

Revenue from storage services grew 16 percent over the second quarter of 2001 and 11 percent over the first quarter of 2002. Service margins improved 690 basis points and 260 basis points over the second quarter of 2001 and the first quarter of 2002, respectively. "Customers have told us their number one challenge is successfully managing their storage requirements. We help customers meet this challenge by providing more than just traditional maintenance, we also provide superior consulting and support services," said Martin.



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STORAGETEK ANNOUNCES SECOND QUARTER RESULTS                 2-2-2/


Financial highlights for the quarter include a strengthened cash balance of $489 million and quarterly cash flow from operations of approximately $70 million. "Our financial strength is resonating very well with our customers during these difficult times, and this gives them confidence that StorageTek can and will be a long-term partner with them," said Robert Kocol, StorageTek's chief financial officer. "While we continue to face an economy that is impeding growth on the top line, we're still confident the initiatives and disciplines we have in place will enable us to deliver bottom line improvement over last year."

StorageTek will conduct the second quarter financial results conference call at 5:00 p.m. ET today. Please join us for a live audio webcast at http://storagetek.shareholder.com/medialist.cfm.

If you prefer to join via telephone line, please dial 800-289-0438 at least 5 minutes prior to the start of the call. International participants should dial 913-981-5527.

A replay of the call will be available on the web. The replay will also be available beginning at 7:30 p.m. ET today through midnight Friday, July 26, by dialing 888-203-1112. If calling internationally, dial 719-457-0820. Use pass code 597751.

This press release contains certain statements, projections and forecasts regarding StorageTek's future business plans, financial results, products and performance that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as "may," "will," "should," "expects," "plans," "anticipates," and "believes." There are a number of risks and uncertainties that could cause the company's actual results to differ materially.

Some of these risks and uncertainties include the Company's ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on gross margins; the Company's ability to continue to increase productivity; the ability to develop and protect intellectual property and other legal rights; customer acceptance of new technologies and standards; competitive pricing pressures; availability of supplies; significant changes in the Company's management team during the last year; and general economic conditions and other risks described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC's website.




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STORAGETEK ANNOUNCES SECOND QUARTER RESULTS                 3-3-3/


About StorageTek
StorageTek (NYSE: STK), a $2 billion worldwide company with headquarters in Louisville, Colo., delivers a broad range of storage solutions for digitized data. StorageTek solutions are easy to manage and allow universal access to data across servers, media types and storage networks. StorageTek is the innovator and global leader in virtual storage solutions for tape automation, disk storage systems and storage networking and is a voting member of the SNIA. Because of StorageTek, customers can manage and leverage their digital assets as their businesses grow and can maximize IT productivity to ensure enterprise-class business continuity. For more information, see www.storagetek.com, or call 1.800.786.7835.




TRADEMARKS: StorageTek is a registered trademark of Storage Technology Corp. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.


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                         STORAGE TECHNOLOGY CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)


                                      QUARTER ENDED          SIX MONTHS ENDED
                                   --------------------    --------------------
                                   06/28/02    06/29/01    06/28/02    06/29/01
                                   --------    --------    --------    --------
Revenue
  Storage products                 $299,879    $346,271    $582,044    $651,631
    Gross profit margin                  43%         45%         43%         44%

  Storage services                  192,050     165,863     365,797     329,322
    Gross profit margin                  45%         39%         44%         39%
                                    -------     -------     -------     -------
    Total revenue                   491,929     512,134     947,841     980,953

Cost of revenue                     274,382     292,365     534,603     563,914
                                    -------     -------     -------     -------
    Gross profit                    217,547     219,769     413,238     417,039
    Gross profit margin                  44%         43%         44%         43%

Research and product development
 costs                               54,526      61,013     109,031     125,207
Selling, general, administrative,
 and other income and expense, net  136,998     140,840     270,994     279,083
                                    -------     -------     -------     -------
    Operating profit                 26,023      17,916      33,213      12,749

Interest income                       2,552       2,509       4,602       4,757
Interest expense                       (545)     (1,825)     (1,028)     (3,460)
                                    -------     -------     -------     -------
    Income before income taxes       28,030      18,600      36,787      14,046

Provision for income taxes           (8,900)     (6,350)    (11,700)     (4,800)
                                    -------     -------     -------     -------
    Net income                     $ 19,130    $ 12,250    $ 25,087    $  9,246
                                    =======     =======     =======     =======


EARNINGS PER SHARE

Basic earnings per share           $   0.18    $   0.12    $   0.24    $   0.09
                                    =======     =======     =======     =======
Weighted-average shares             105,009     103,005     104,720     102,653
                                    =======     =======     =======     =======

Diluted earnings per share         $   0.18    $   0.12    $   0.23    $   0.09
                                    =======     =======     =======     =======
Weighted-average and dilutive
 potential shares                   107,510     104,429     107,479     104,181
                                    =======     =======     =======     =======







SUPPLEMENTARY FINANCIAL DATA - STORAGE PRODUCTS REVENUE


    Tape products                  $235,597    $285,763    $462,764    $533,200
    Disk products                    35,227      25,287      55,262      51,598
    Network and other products       29,055      35,221      64,018      66,833
                                    -------     -------     -------     -------
      Total products               $299,879    $346,271    $582,044    $651,631
                                    =======     =======     =======     =======
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                  STORAGE TECHNOLOGY CORPORATION
                    CONSOLIDATED BALANCE SHEET
                    (In Thousands of Dollars)


                                           06/28/02
                                         (Unaudited)    12/28/01
                                         -----------    --------
ASSETS
Current assets:
  Cash and cash equivalents              $  488,756   $  453,217
  Accounts receivable                       467,832      505,630
  Inventories                               134,156      183,980
  Deferred income tax assets                 95,471       95,459
  Other current assets                        7,943       16,240
                                          ---------    ---------
     Total current assets                 1,194,158    1,254,526

Property, plant and equipment               263,806      232,289
Spare parts for maintenance                  37,975       35,674
Deferred income tax assets                  121,508      121,826
Other assets                                126,763      114,568
                                          ---------    ---------
     Total assets                        $1,744,210   $1,758,883
                                          =========    =========

LIABILITIES
Current liabilities:
  Credit facilities                      $        -   $   73,401
  Current portion of long-term debt             699          812
  Accounts payable                           87,830       66,648
  Accrued liabilities                       356,772      361,113
  Income taxes payable                      206,691      212,566
  Other current liabilities                  27,828            -
                                          ---------    ---------
     Total current liabilities              679,820      714,540

Long-term debt                               10,298        9,523
                                          ---------    ---------
     Total liabilities                      690,118      724,063
                                          ---------    ---------


STOCKHOLDERS' EQUITY
Common stock, $0.10 par value                10,616       10,503
Capital in excess of par value              895,490      875,379
Retained earnings                           175,216      150,129
Accumulated other comprehensive
 income (loss)                              (14,429)       7,642
Treasury stock                               (3,777)      (3,777)
Unearned compensation                        (9,024)      (5,056)
                                          ---------    ---------
     Total stockholders' equity           1,054,092    1,034,820
                                          ---------    ---------
     Total liabilities and stockholders'
      equity                             $1,744,210   $1,758,883
                                          =========    =========